UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021 (November 30, 2021)

HAMILTON LANE ALLIANCE HOLDINGS I, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39884	85-4629508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Washington Street, Suite 1300 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 934-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	HLAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	HLAH	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HLAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

In connection with the preparation of its financial statements as of September 30, 2021, the management of Hamilton Lane Alliance Holdings I, Inc. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on January 15, 2021. Historically, a portion of the Public Shares was classified as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

The Company corrected its accounting and classification of the redeemable shares of Class A common stock in the unaudited quarterly financial statements for the quarterly period ended September 30, 2021 included in the Company’s quarterly report on Form 10-Q filed with the SEC on October 29, 2021 and presented the reclassification of prior period financial statement amounts as a revision that did not require the restatement of previously issued financial statements. On November 30, 2021, the Company’s management and the Audit Committee of the Company’s board of directors (the “Audit Committee”) concluded that its previously issued audited balance sheet as of January 15, 2021 as previously reported as revised in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 21, 2021 (the “Q1 Form 10-Q”); the Company’s unaudited quarterly financial statements as of and for the three months ended March 31, 2021 included in the Q1 Form 10-Q, the Company’s unaudited quarterly financial statements as of and for the six months ended June 30, 2021 included in the Company’s quarterly report on Form 10-Q filed with the SEC on July 26, 2021 and Note 2 to the unaudited interim financial statements and Item 4 of Part 1 included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on October 29, 2021 (collectively, the “Non-Reliance Affected Financial Statements”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon.

As such, the Company will restate its financial statements for the periods affected by the Non-Reliance Affected Financial Statements in an amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q/A”), as described therein.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective as of September 30, 2021, for the periods covered by the Non-Reliance Affected Financial Statements. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The above changes will not have any impact on the Company’s cash position and cash held in the trust account established in connection with the IPO.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2021

HAMILTON LANE ALLIANCE HOLDINGS I, INC.

By:	/s/ Adam B. Shane
Name:	Adam B. Shane
Title:	General Counsel and Secretary